Exhibit 5.3

27777 Franklin Road, Suite 2500 Southfield, Michigan 48034-8214 Tel: 248.351.3000 | Fax: 248.351.3082

January 17, 2023

Sun Communities, Inc.

Sun Communities Operating Limited Partnership

27777 Franklin Road

Suite 300

Southfield, MI 48034

Attention: Board of Directors

Ladies and Gentlemen:

We have acted as Michigan counsel to Sun Communities Operating Limited Partnership, a Michigan limited partnership (the “Operating Partnership”), in connection with the registration, offer and sale by the Operating Partnership of $400,000,000 aggregate principal amount of the Operating Partnership’s 5.700% Senior Notes due 2033 (the “Notes”) pursuant to a Registration Statement on Form S-3 (Registration Nos. 333-255020 and 333-255020-01) filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2021 (the “Registration Statement”). You have asked for our opinion with respect to the matters set forth below.

For purposes of this opinion letter, we have examined copies of the following documents:

A.	an executed copy of the Registration Statement; including the base prospectus included in such Registration Statement;

B.

the preliminary prospectus supplement, dated January 9, 2023, as filed by Sun Communities, Inc., a Maryland corporation (the “Company”), with the SEC pursuant to Rule 424(b) under the Securities Act (the “Securities Act”) on January 9, 2023;

C.	the final prospectus supplement, dated January 9, 2023, as filed by the Company with the SEC pursuant to Rule 424(b) under the Securities Act on January 10, 2023 (the “Prospectus”);

D.

the Indenture dated as of June 28, 2021 (the “Base Indenture”), by and between the Operating Partnership and UMB Bank, N.A., as trustee (the “Trustee”), as amended and supplemented pursuant to the Fourth Supplemental Indenture dated January 17, 2023, by and among the Operating Partnership, the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”);

E.	the guarantee of the Notes by the Company pursuant to a guarantee set forth in the Indenture (the “Guarantee”);

F.	the form of Notes;

G.	the global note executed by the Operating Partnership in the aggregate principal amount of $400,000,000 (the “Global Note”), representing the Notes;

H.

the restated certificate of limited partnership of the Operating Partnership, certified on January 9, 2023, as being a true copy thereof, by the Michigan Department of Licensing and Regulatory Affairs;

I.

the Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended, certified as of the date hereof, as being a true, correct and complete copy thereof, by the Secretary of the Company, as General Partner of the Operating Partnership;

J.

a certificate of the Michigan Department of Licensing and Regulatory Affairs (the “Michigan Department”), dated January 9, 2023, to the effect that the Operating Partnership was formed in the State of Michigan and that its certificate of limited partnership is in full force and effect (the “Good Standing Certificate”);

K.

the records of proceedings of the Board of Directors (and committees thereof) of the Company with respect to the Indenture, the Guarantee and the Notes and the transactions contemplated therein, including the Written Consent of the Board of Directors, dated January 6, 2023 and the Written Consent of the Public Offering Pricing Committee of the Board of Directors of the Company dated January 9, 2023;

L.

an Officer’s Certificate (the “Officer’s Certificate”) executed and delivered by an officer of the Company, on behalf of the Company and in the capacity as the general partner of the Operating Partnership; and

M.	such other documents and records that we deem relevant and necessary of the basis of the opinions set forth below.

The documents listed in items A-M above are collectively referred to as the “Documents.”

In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

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i.	each natural person executing any of the Documents is legally competent to do so;

ii.	each person executing any of the Documents on behalf of a party is, except with respect to the Operating Partnership, duly authorized to do so;

iii.

any of the Documents submitted to us as originals are authentic; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents; and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

iv.	the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

v.	the Operating Partnership has not, and is not required to be, registered under the Investment Company Act of 1940;

vi.	the Notes will be issued under, and subject to the terms of, the Indenture; and

vii.	the Notes will be issued in book-entry form, represented by the Global Note, and will be authenticated by the Trustee in accordance with and subject to the terms of the Indenture.

Our review has been limited to examining (i) the Documents and (ii) the applicable Michigan law, and we express no opinion on the laws of any other jurisdiction or any other law which may be applicable. With respect to the opinions in paragraphs 2 and 3 below, insofar as they implicate Maryland law, we have relied solely upon the opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation, Baltimore, Maryland, and have not made any independent investigation of Maryland law.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1. The Operating Partnership has been duly organized and is validly existing as a limited partnership and, based solely on the Good Standing Certificate, is in good standing with the Michigan Department as of the date of the Good Standing Certificate.

2. The Operating Partnership has the power to issue the Notes.

3. The issuance of the Notes and the execution and delivery of the Global Note, pursuant to the Indenture and the Registration Statement, in each case, by the Operating Partnership have been duly authorized by all necessary action on the part of the Operating Partnership. The Global Notes and the Indenture have been duly executed and delivered by the Operating Partnership.

This opinion letter is limited to matters expressly set forth in this letter, and no opinion is to be inferred or may be implied beyond the matters expressly so stated. This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K related to the Notes and the Indenture and to the reference to our firm name in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder. This opinion may not be relied upon for any other purpose, is not intended for the express or implied benefit of any third party other than purchasers of the securities registered pursuant to the Registration Statement, and is not to be used or relied upon for any other purpose, without our prior written consent in each instance.

Very truly yours,

/s/ Taft Stettinius & Hollister LLP

TAFT STETTINIUS & HOLLISTER LLP

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